LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is entered into as of June 20, 2016, between Paradigm Realty Advisors, L.L.C., Agent for Eagle I Investments, L.L.C., ("Landlord"), and ClearSign Combustion Corporation ("Tenant").

1.DEFINITIONS AND BASIC PROVISIONS. Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a)	Lease Date: The date set forth above.

(b)Premises: Suite No. 225 in the office building (the "Building") located on the land described as Two Memorial Place, Tulsa County, Oklahoma (the "Land"), and whose street address is 8023 East 63rd Place, Tulsa, Oklahoma 74133. The Premises are outlined on the plan attached to this Lease as Exhibit "A".

(c)Project:The Land together with the Building and all other buildings, improvements and appurtenances thereon, together with any such additions or changes as Landlord may from time to time designate as included within the Project.

(d)Term: Thirty-six months, commencing September 1, 2016 (the "Commencement Date") and ending at 5:00 p.m. August 31, 2019, subject to adjustment as provided in the Lease.

(e)	Basic Rental: $2,147 per month.

(t)Security Deposit: $2,147.00

(g)Rent: Basic Rental, Tenant's share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.

(h)Permitted Use: The Premises shall be used only for general business office purposes and the purposes incidental to that use, and for no other purpose.

(i)Tenant's Proportionate Share: 1.49%, which is the percentage by dividing (a) the 2,001 rentable square feet in the Premises by (b) the 134,183 rentable square feet in the Project.

(j)Initial Liability Insurance Amount: $1,000 ,000.00.

2.LEASE GRANT. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

3.TERM. If the Commencement Date is not the first day of a calendar month, then the Term shall be extended by the time between the Commencement Date and the first day of the next month. If this Lease is executed before the Premises become vacant or otherwise available and ready for occupancy by Tenant, or if any present occupant of the Premises holds over and Landlord cannot acquire possession of the Premises before the Commencement Date, then (a) Tenant's obligation to pay Rent hereunder shall be waived  until Landlord  tenders  possession of  the  Premises to Tenant, (b) the Term shall be extended by the time between the scheduled Commencement Date and the date on which Landlord tenders possession of the Premises to Tenant (which date will then be defined as the Commencement

Date), (c) Landlord shall not be in default hereunder or be liable for damages therefore, and (d) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant. By occupying the Premises, Tenant shall be deemed to have accepted the Premises in their condition as of the date of such occupancy, subject to the performance of punch-list items that remain to be performed by Landlord, if any.

4.	RENT.

(a)Payment. Tenant shall timely pay to Landlord the Basic Rental and all additional sums to be paid by Tenant to Landlord under this Lease, including the amounts set forth in Section 4.(b) below, without demand, deduction or set off, at Landlord's Address (or such other address as Landlord may from time to time designate in writing to Tenant). Basic Rental, adjusted as herein provided, shall be payable monthly in advance. The first monthly installment of Basic Rental shall be payable contemporaneously with the execution of this Lease; thereafter, monthly installments of Basic Rental shall be due on the first day and late on the fifth day of the second full calendar month of the Term and continuing on the first day of each succeeding calendar month during the Tenn. Basic Rental for any fractional month at the beginning of the Term shall be prorated based on 1/365 of the current annual Basic Rental for each day of the partial month this Lease is in effect, and shall be due on the Commencement Date.

(b)Operating Expenses   Tenant shall  pay an amount (per each rentable square foot in the Premises) equal to the excess ("Excess") from time to time of actual Basic Cost per rentable square foot in the Project over the actual Basic Cost incurred during the 2016 calendar year (the "Expense Stop"). Landlord may collect such amount in a lump sum, to be due within thirty (30) days after Landlord furnishes to Tenant the Annual Cost Statement. Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or pa1t thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to this Section 4.(b) when actual Basic Cost is available for each calendar year. in the event that the Building is not fully leased during any calendar year, Landlord may make appropriate adjustments to the Basic Cost to adjust such expenses to a 95% leased basis, and such adjusted expenses shall be used for purposes of this Section 4(b).

For the purposes of this Section 4.(b), the term "Basic Cost" shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation, and maintenance of the Project, determined in accordance with generally accepted federal income tax basis accounting principles consistently applied, including but not limited to the following:

(I)Wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance, and security of the Project, including taxes, insurance and benefits relating thereto;

(2)All supplies and materials used in the operation, maintenance , repair, replacement, and security of the Project;

(3)Annual cost of all improvements made to the Project which can reasonably be expected to reduce the normal operating costs of the Project, improve the reliability and performance of services and improvements made in order to comply with any law hereafter promulgated by any governmental authority;

(4)Cost of all utilities, other than the cost of utilities actually reimbursed to Landlord by the Project's tenants (including Tenant under Section 7 of this Lease);

(5)Cost of any insurance or insurance related expense applicable to the Project and Landlord's personal property used in connection therewith;

(6)All taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project (or its operation), and the grounds, parking areas, driveways, and alleys around the Project, excluding, however, federal and state taxes on income (collectively, "Taxes"); if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Land or Project, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for the purposes hereof;

(7)	Cost or repairs, replacementsand general maintenance of the Project;

and

(8)Cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement or security of the Project including, without limitation, alarm service, code compliance services, window cleaning, HVAC system maintenance, and elevator maintenance. Janitorial costs associated with the premises will be a direct pass through to the tenant.

There are specifically excluded from the definition of the term "Basic Cost" costs (A) for repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Project other than Tenant; (B) for interest, amortization or other payments on loans to Landlord; (C) for depreciation of the Project; (D) for third party leasing commissions; (E) for legal expenses, other than those incurred for the general benefit of the Project's tenants (e.g., tax disputes); (F) for renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (G) for correcting defects in the construction of the Project; (H) for overtime or other expenses of Landlord in curing defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (I) for income taxes imposed on or measured by the income of Landlord from the operation of the Project·; and (J) for that portion, if any, of the Land that is not improved, developed, landscaped, or otherwise used in connection with the Project.

The Annual Cost Statement shall include a statement of Landlord's actual Basic Cost for the previous year adjusted as provided in Section 4.(b) of this Exhibit. If Tenant paid less than the actual Excess, then Tenant shall pay Landlord such deficiency within 30 days after delivery of the Annual Cost Statement.

5.DELINQUENT PAYMENT; HANDLING CHARGES.All payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of: (i) the rate of eighteen

(18%) per annum or, (ii) the maximum lawful rate. Alternatively, Landlord may charge Tenant a fee equal to 10% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

6.SECURITY DEPOSIT. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord, in immediately available funds, the Security Deposit, which shall be held by Landlord without liability for interest and as security for the performance by Tenant of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined below). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation which Tenant was obligated, but failed, to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Within a reasonable time after the Term ends, provided Tenant has performed all of its obligations hereunder, Landlord sha ll return to Tenant the balance of the Security Deposit not applied to satisfy Tenant's obligations. If Landlord transfers its interest in the Premises, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit.

7.	LANDLORD'S OBLIGATIONS.

(a)Services. Provided no Event of Default exists, Landlord shall use all reasonable effo11s to furnish to Tenant with those services customarily provided in comparable buildings in the vicinity of the Project, including without limitation, (1) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (2) heated and refrigerated air conditioning as appropriate, from 7:00 a.m. to 6:00 p.m., Monday - Friday, excluding holidays and at such temperatures and in such amounts as are reasonably considered by Landlord to be standard; (3) janitorial service to the Premises on weekdays other than holidays for building-standard installations (Landlord reserves the right to bill Tenant separately for extra janitorial service required for non-standard installations or use) and such window washing as may from time to time in Landlord's judgment be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary business hours and on holidays; and (5) electrical current during normal business hours other than for computers, electronic data processing equipment, s pecial lighting , equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage. Landlord sha ll maintain the common areas of the Building and the Project in reasonably good order and condition, except for damage occasioned by Tenant, or its employees, agents or invitees. If Tenant desires  the services specified  in  this Section 7.(a) (2)  at  any  time other  than times  herein des ignate d, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 1:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord $50.00 per hour for such services within ten (10) days after Landlord has delivered to Tenant an invoice therefore. Landlord's obligation to furnish services under this Section 7.(a) shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations.

(b)Excess Utility Use. Landlord shall use reasonable effo11s to furnish electric al current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefore. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (1) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (2) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant' s expense.  Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in as for the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefore.

(c)Restoration of Services; Abatement. Landlord shall use reasonable eff01ts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. However, if Tenant is prevented from making reasonable use of the Premises for more than 45 consecutive days because of the unavailability of any such service, Tenant shall, as its exclusive remedy therefore, be entitled to a reasonable abatement of Rent for each consecutive day (after such 45-day period) that Tenant is so prevented from making reasonable use of the Premises.

8.	IMPROVEMENTS; ALTERATIONS; REPAffiS; MAINTENANCE.

(a)Improvements; Alterations. Improvements to the Premises shall be installed at the expense of Tenant only in accordance with plans and specifications, which have been previously submitted to and approved in writing by Landlord. After the initial Tenant improvements are made, no alterations or physical additions in or to the Premises may be made without Landlord's prior written consent. Tenant shall not paint or install lighting or decoration s, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord.  All alterations, additions, or improvements (whether temporary or permanent in character, and including without limitation all air-conditioning equipment and  all other equipment  that is in any manner connected to the Building's plumbing system) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's prope1ty at  the end of the Term and shall remain on the Premises without compensation to Tenant. All alterations, additions, or improvements to the Building electrical system made by or for Tenant shall be of "computer grade" in order to  minimize harmonics which shall include, but not be limited to, shielded transformers, grounding and neutrals in accordance with the National Electric Code, number 10 or  larger wiring in all receptacles. Approval by Landlord of any of Tenant's drawings and plans and specifications prepared in connection with any improvements in the Premises shall not constitute a representation or warranty of Landlord as to the  adequacy or sufficiency  of  such drawings, plans and specifications, or the improvements to which they relate, for any use,  purpose,  or condition, but such approval shall merely be the consent of Landlord as required hereunder.

(b)Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject  to Landlord' s direction and supervision, any damage to the Project caused by Tenant or Tenant's agents, employees, contractors, or invitees. If Tenant fails to make such repairs or replacements within fifteen (15) days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. In lieu of having Tenant repair any such damage outside of the Premises, Landlord may repair such damage at Tenant's cost. The cost of any repair or replacement work performed by Landlord under this Section 8 shall be paid by Tenant to Landlord within ten ( I0) days after Landlord has delivered to Tenant an invoice therefore.

(c)Perfom1ance of Work. All work described in this Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage against such risks, in such amounts, and with such companies as Landlord may reasonably require, and to procure payment and performance bonds reasonably satisfactory to Landlord covering the cost of the work. All such work shall be performed in accordance with all legal requirements and in a good and workmanlike manner so as not to damage the Premises, and the Building, including, but not limited to, the primary structure or structural qualities of the Building, or plumbing, electrical lines, or other utility transmission facility. All such work which may affect the HVAC, electrical system, or plumbing must be approved by the Building engineer.

(d)Mechanic's Liens. Tenant shall not permit any mechanic's liens to be filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing to Tenant , either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay or bond the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten (I 0) days after Landlord has delivered to Tenant an invoice therefore.

9.USE. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all laws, orders, rules, and regulations relating to the use, condition, and occupancy of the Premises , including, but not limited to, the Americans With Disabilities Act and any environmental laws. The Premises shall not be used for any use, which is disreputable or creates extraordinary fire hazards or results in an increased rate of insurance on the Building or the Project or its contents or the storage of any hazardous materials or substances. If, because of Tenant's acts, the rate of insurance on the Project, its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not constitute a waiver of any of Landlord's other rights. Tenant shall conduct its business and control its agents, employees, and invitees in such a manner as not to create any nuisance or interfere with, annoy, or disturb any other tenant(s) or Landlord in its management of the Building. Tenant shall have no right to use the roof of the

· Building for any purpose.

10.	ASSIGNMENT AND SUBLETTJNG.

(a)Transfers; Consent. Tenant shall not, without the prior written consent of Landlord (which Landlord may grant or deny in its sole discretion), (I) advertise that any portion of the Premises is available for lease, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (4) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (5) sub let any portion of the Premises, (6) grant any license, concession, or other right of occupancy of any portion of the Premises, or (7) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections IO.(a)(2) through 10.(a)(7) being a "Transfer"). If Tenant requests Landlord 's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditwo1thiness and character. Tenant shall reimburse Landlord for its attorneys' fees and other expenses including a transfer, which will not exceed $500 per transfer incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefore.   Landlord's consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefore. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b)Cancellation. Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to a Transfer, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Premises proposed to be sublet or assigned) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such p01tion of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(c)Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, all compensation received by Tenant for a Transfer that exceeds the Rent allocable to the portion of the Premises covered thereby.

11.	INSURANCE; WAIVERS; SUBROGATION; INDEMNITY.

(a)Insurance. Tenant shall at its expense procure and maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of not less than a combined single limit of $1,000,000 (the "Initial Liability Insurance Amount") or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) contractual liability insurance coverage sufficient to cover Tenant's indemnity obligations here under, (3) insurance covering the full value of Tenant's property and improvements, and other property (including prope1ty of others), in the Premises,

(4) workman' s compensation insurance, containing a waiver of subrogation endorsement reasonably acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish ce1tificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord. The term "affiliate" shall mean any person or entity, which, directly or indirectly, controls, is controlled by, or is under common control with the party in question.

(b)Waiver of Negligence Claims; No Subrogation. Landlord shall not be liable to Tenant or those claiming by, through, or under Tenant for any injury to or death of any person or persons or the damage to or theft, destruction, los s, or lo ss of use of any property or inconvenience (a "Loss") caused by casualty, theft, fire, third parties, or any other matter (including Losses arising through repair or alteration of any part of the Project, or failure to make repairs, or from any other cause), regardless of whether the negligence of any party caused such Loss in whole or in part. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Project, the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss; however , Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord or apply to any coinsurance penalty which Landlord might sustain. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recove1y under subrogation or otherwise against the other patty.

(c)Indemnity. Subject to Section 11.(b) , Tenant shall defend, indemnify, and hold harmless Landlord and its agents and affiliates from and against all claims, demands , liabilities , causes of action, suits, judgments, and expenses (including attorneys' fees) for any Loss arising from any occurrence on the Project or from Tenant's failure to perform its obligations under this Lease (other than a Loss arising from the sole or gross negligence of Landlord or its agents or affiliates), even though caused or alleged to be caused by the joint, comparative, or concurrent negligence or fault of Landlord or its agents and affiliates, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents and affiliates. This indemnity provision is intended to indemnify Landlord and its agents and affiliates against the consequences of their own negligence or fault as provided above when Landlord or its agents and affiliates are jointly, comparatively, or concurrently negligent with Tenant.  This indemnity provision shall survive termination or expiration of this Lease.

12.SUBORDINATION ATTORNMENT; NOTICE TO LANDLORD'S MORTGAGEE.

(a)Subordination.  This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (a "M011gage"), or any ground lease, master lease, or prima1y lease (a "Primary Lease"), that now or hereafter covers all or any part of the Premises (the mortgagee under any Mo1gt age or the les so r under any Primary Lease is referred to herein as "Landlord's Mortgagee").

(b)Attornment. Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lea se, or otherwise, upon such party's request, and shall execute such agreements confirming such attornment as such party may reason ably request. Provided such successor in interest shall not be bound by:

(i)Any payment of rent for more than one (1) month in advance, except prepayments in the nature of security for performance by Tenant of its obligations under this Lease;

(ii)Any amendment or modification of this Lease made without the written consent of such successor in interest (if such consent was required under the terms of such superior lien);

(iii)Any claim against Landlord arising prior to the date on which successor in interest succeeded to Landlord's interest; or

(iv)	Any claim or offset of rent against Landlord.

(c)Notice to Landlord's Mortgagee.   Tenant shall  not seek to  enforce any remedy it may have for any default on the part of the Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such  Landlord' s  Mortgagee  a reasonable opportunity to perform Landlord's obligations hereunder.

13 .       RULES AND REGULATIONS.  Tenant shall comply with the rules and regulations of the Project or the Building which are attached hereto as Exhibit " B". Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project or the Building and related facilities. Tenant shall be responsible for the compliance with such rules and regulations by its employees, agents, and invitees.

14.	CONDEMNATION.

(a)Taking - Landlord's and Tenant's Rights.  If any part of the  Building is taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within thirty (30) days after the Taking. Such relocation may be for a p01tion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred eighty (180) days after Landlord has notified Tenant of its intention to relocate Tenant. If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord  within sixty  (60) days after the Taking, and  Rent shall  be apportioned  as of the date of such Taking. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the  Premises rendered  untenantable by the Taking.

(b)Taking - Landlord's Rights. If any material portion, but less than all, of the Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord's Mo1tgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within 30 days after such Taking, shall terminate and Rent shall be appo1tioned as of the date of such Taking. If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rental shall abate as provided in the last sentence of Section 14.(a).

(c)Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Project and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant's personal prope1ty which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.	FIRE OR OTHER CASUALTY.

(a)Repair Estimate. If the Building is damaged by fire or other casualty (a "Casualty"), Landlord shall, within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b)Landlord's and Tenant's Rights. If a material po11ion of the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repair, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in the Damage Notice. Such relocation may be for a po11ion of the remaining Term or the entire Term. Landlord shall complete any such relocation within one hundred eighty (180) days after Landlord has delivered the Damage Notice to Tenant. If Landlord does not elect to relocate Tenant following such Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then (subject to Landlord's rights under Section 15.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Tenant caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

(c)Landlord's Rights.  If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises and/or the Building would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant, and Basic Rental hereunder shall be abated as of the date of the Casualty.

(d)Repair Obligation. If neither party elects, pursuant to Sections 15.(b) or 15.(c), to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, commence to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. Further, Landlord shall complete such repair work within one hundred eighty (180) days after the commencement of the same; provided, if Landlord is unable to complete such work within such one hundred eighty (180) day period, and Landlord has exercised reasonable diligence to complete such work, Landlord shall have a reasonable time after the expiration of such one hundred eighty (180) day period to complete such repair work.

16.TAXES. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises.   If any taxes for which Tenant is liable are   levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, that part of such taxes for which Tenant is primarily liable hereunder.

17.

of Default":

EVENTS OF DEFAULT. Each of the following occurrences shall constitute an "Event

(a)Tenant's failure to pay Rent, or any other sums due from Tenant to Landlord under the Lease (or any other lease executed by Tenant for space in the Project), when due;

(b)Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease (or any other lease executed by Tenant for space in the Project);

(c)the filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 17.(c), any guarantor of the Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure;

(d)	Tenant shall desert, abandon, vacate or moves out of all or any portion of the

Premises; and

(e)the admission by Tenant that it cannot meet its obligations as they become due or the making by Tenant of an assignment for the benefit of its creditors.

18.REMEDIES. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law, equity, or both, take any of the following actions:

(a)Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination,
(2)all amounts due under Section 19.(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates", minus (B) the then present fair rental value of the Premises for such period, similarly discounted; or

(b)Terminate Tenant's right to possession of the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant sh_all pay to Landlord ( l) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 19.(a), and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. Landlord shall use reasonable effo1ts to relet the Premises on such terms and conditions as Landlord in its so le discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 18.(b}. If

Landlord elects to proceed under this Section 18.(b), it may at any time elect to terminate this Lease under Section 18.(a).

(c)Any suit or suits for the recovery of the amounts and damages set forth in this Section 18 may be brought by Landlord, from time to time, at Landlord's election, and nothing in this Lease shall be deemed or require Landlord to await the date upon which this Lease or the Term would have expired had there occurred no event of default. Each right and remedy provided for in this Lease is cumulative and is in addition to any other right or remedy provided for in this Lease or now or after the Lease Date existing at law and/or in equity or by statute or otherwise and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided in this Lease now or after the Lease Date existing at law and/or in equity or by statute or otherwise will not preclude the simultaneous or later exercise by Landlord of any or all of the rights or remedies provided for in this Lease or now or after the Lease Date existing at law and/or in equity or by statute or otherwise. All costs incurred by Landlord in collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease or to enforce any provisions of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord shall be recoverable by Landlord from Tenant.

(d)Tenant waives any right of redemption arising as a result of Landlord's exercise of its remedies under this Section 18.

(e)Terminate this Lease as to all or that portion, as the case may be, of the Premises that Tenant dese1ts, abandons, vacates, moves out of. If Landlord terminates this Lease as to any portion of the Premises deserted, abandoned, vacated or moved out of by Tenant, then this Lease shall be terminated for such portion of the Premises and Tenant shall pay Landlord all Rent accrued through the termination date relating to the po1tion of the Premises deserted, abandoned, vacated or moved out of through the termination date relating to the portion of the Premises covered by such termination and all brokerage commissions paid or payable by Landlord in connection with this Lease that are allocable to such portion of the Premises. Thereafter, Landlord may lease such portion of the Premises to another tenant without liability to Tenant.

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.	PAYMENT BY TENANT; NON-WAIVER.

(a)Payment by Tenant.  Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's prope1ty,
(3)repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default.

(b)No Waiver. Landlord 's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term or violation of any other term.

20.LANDLORD'S LIEN. Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all equipment, fixtures, furniture, improvements, and other personal property of Tenant now or hereafter situated on the Premises, and all proceeds therefrom (the "Collateral"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the State in which the Building is located (the "UCC"). In connection with any public or private sale under the UCC, Landlord shall give Tenant five-days' prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made, which is agreed to be a reasonable notice of such sale or other disposition. Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 20, which power is coupled with an interest and shall be irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral.

21.SURRENDER OF PREMISES.    No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same is made in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (and condemnation and fire or other casualty damage not caused by Tenant, as to which Sections 14 and 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, trade fixtures, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal.   All items not so removed sha ll be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the termination or expiration of this Lease.

22.HOLDING OVER. If Tenant fails to vacate the Premises at the expiration or earlier termination of this Lease , then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, a daily Basic Rental equal to the greater of (a) 150% of the daily Basic Rental payable during the last month of the Term, or (b) the prevailing rental rate in the Building for similar space.

23.CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

(a)to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Premises or to or for other premises in the Project, or any part thereof (including, but not limited to, the Premises); for such purposes, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)to take such reasonable measures as Landlord deems advisable for the security of the Project and its occupants, including without limitation searching all persons entering or leaving the Project or the Building; evacuating the Project or the Building for cause , suspected cause, or for drill purposes; temporarily denying access to the Project or the Building; and closing the Project or the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however, to Tenant's right to enter when the Project or the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Project or the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Project or the Building;

(c)	to change the name by which the Project or the Building is designated; and

(d)to enter the Premises at all reasonable hours to show the Premises to prospective purchasers, lenders, or tenants.

24.	SUBSTITUTION SPACE.

(a)From time to time during the Term, Landlord may substitute for the Premises other space that has an area at least equal to that of the Premises and is located in the Project or the Building (the "Substitution Space").

(b)If Landlord exercises such right by giving Tenant notice thereof ("Substitution Notice") at least sixty (60) days before the effective date of such substitution, then (I) the description of the Premises shall be replaced by the description of the Substitution Space; and (2) all of the terms and conditions of this Lease shall apply to the Substitution Space except that if the then unexpired balance of the Term shall be less than one year, then Tenant may elect in writing after thirty (30) day notice from Landlord to either cancel this Lease or extend the Term so that the Term shall be one year from the Substitution Effective Date (defined below). The effective date of such substitution (the "Substitution Effective Date") shall be the date specified in the Substitution Notice or, if Landlord is required to perform tenant finish work to the Substitution Space under Section 24.(c), then the date on which Landlord substantially completes such tenant finish work. If Landlord is delayed in performing the tenant finish work by Tenant's actions (either by Tenant's change in the plans and specifications for such work or otherwise), then the Substitution Effective Date shall not be extended and Tenant shall pay Rent for the Substitution Space beginning on the date specified in the Substitution Notice.

(c)Tenant may either accept possession of the Substitution Space in its "as is" condition as of the Substitution Effective Date or require Landlord to alter the Substitution Space in the same manner as the Premises were altered or were to be altered. Tenant shall deliver to Landlord written notice of its election within ten days after the Substitution Notice has been delivered to Tenant.   If Tenant fails to timely deliver notice of its election or if an Event of Default then exists, then Tenant shall be deemed to have elected to accept possession of the Substitution Space in its "as is" condition. If Tenant timely elects to require Landlord to alter the Substitution Space, then (1) notwithstanding Section 24.(b), if the then une. xpired balance of the Tenant is less than three (3) years, then the Term shall be extended so that it continues for three (3) years from the Substitution Effective Date, and (2) Tenant shall continue to occupy the Premises (upon all of the terms of this Lease) until the Substitution Effective Date.

(d)Tenant shall move from the Premises into the Substitution Space and shall surrender possession of the Premises as provided in Section 21 by the Substitution Effective Date. If Tenant occupies the Premises after the Substitution Effective Date, then Tenant's occupancy of the Premises shall be a tenancy at will (and, without limiting all other rights and remedies available to

Landlord, including instituting a forcible detainer suit), Tenant shall pay Basic Rental for the Premises as provided in Section 22 and all other Rent due therefore until such occupancy ends; such amounts shall be in addition to the Rent due for the Substitution Space.

(e)ff Landlord exercises its substitution right, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket expenses for moving Tenant's furniture, equipment, supplies and telephone equipment from the Premises to the Substitution Space and for reprinting Tenant's stationery of the same quality and quantity of Tenant's stationery supply on hand immediately prior to Landlord's notice to Tenant of the exercise of this relocation right. If the Substitution Space contains more square footage than the Premises, and if the Premises were carpeted, Landlord shall supply and install an equal amount of carpeting of the same or equivalent quality and color.

25.COMMON AREAS. As used in this Lease, the term "common areas" means, without limitation, the hallways, entryways, stairs, elevators, driveways, walkways, terraces, docks, loading areas, restrooms, trash facilities, parking areas, and all other areas and facilities in the Project that are provided, if any, and designated from time to time by Landlord for the general non-exclusive use and convenience of Tenant with Landlord and other tenants of the Project and their respective employees, invitees, licensees or other visitors. Landlord grants Tenant, its employees, invitees, licensees and other visitors a non-exclusive license for the Term to use the common areas in common with others entitled to use the common areas, subject to the terms and conditions of this Lease. Without advance written notice to Tenant, except with respect to matters covered by subsection (a) below, and without any liability to Tenant in any respect, provided Landlord will take no action permitted under this Section 25 in such a manner as to materially impair or adversely affect Tenant's substantial benefit and enjoyment of the Premises, Landlord will have the right to:

(a)Close off any of the common areas as to whatever extent required in the opinion of Landlord and its counsel to prevent a dedication of any of the common areas or the accrual of any rights by any person or the public to the common areas;

(b)Temporarily close any of the common areas for maintenance, alteration or improvement purposes; and

(c)Change the size, use, shape, or nature of any such common areas, including (but not limited to) erecting additional building(s) on the common areas or vacant land within the Project, expanding the existing Building or other building(s) to cover a po1tion of the common areas, conve1ting common areas to a portion of the Building or other building(s) or structure(s), or converting any p01tion of the Building (excluding the Premises) or other building(s) or structure(s) to common areas. Upon erection of any additional building(s) or change in common areas, the portion of the Project upon which buildings or structures have been erected will no longer to be deemed to be a part of the common areas.

In the event any such changes in the size or use of the Building or common areas of the Building or the

Project, Landlord will make an appropriate adjustment in the rentable area of the Building or the Building' s pro rata share of exterior common areas of the Project, as appropriate, and a corresponding adjustment to Tenant's share of the Excess pursuant to Section 4 of this Lease.

26.	MISCELLANEOUS.

(a)Landlord Transfer. Landlord may transfer, in whole or in part, the Project or the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder.

(b)Landlord's Liability. The liability of Landlord, Eagle 1 Investments, L.L.C., to Tenant for any default by Landlord under the terms of  this Lease shall  be limited  to Tenant's actual direct, but not consequential, damages. This section shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

(c)Force Majeure. Other than for Tenant's monetary obligations under this Lease and obligations which can be cured by the payment of money (e.g., Rent, maintaining insurance, etc.), whenever a period of time is herein prescribed for action to be taken by either party hereto, such patty shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(d)Brokerage. Tenant warrants that it has had dealings only with Landlord or Landlord's Broker and/or their direct employees and no other broker, or agent, in connection with the negotiation or execution of this Lease and Tenant  agrees to  indemnify  Landlord  and  hold  Landlord harmless from and against any and  all  costs, expenses or  liability  for  commissions  or other compensation or charges with respect  to this Lease claimed  by any  broker  or  agent, who claims  to  have dealt  with Tenant or Tenant's agents. Tenant acknowledges and confirms that Paradigm Realty Advisors, L.L.C. ("Paradigm") has disclosed to Tenant that Paradigm is a licensed real estate broker and that Paradigm is a "Transaction Broker" (as that term is defined in 59 O.S. 2000 §§ 858-351 et seq.) for Landlord, and Paradigm is not providing any brokerage services for or on behalf of Tenant. Landlord hereby acknowledges and confirms that Paradigm has described and disclosed to Landlord, Paradigm's role as a Transaction Broker for Landlord, and Landlord is not vicariously liable for Paradigm's acts' omissions.

(e)Estoppel Certificates. From time to time, Tenant shall furnish to any patty designated by Landlord, within ten (10) days after Landlord has made a request therefore, a certificate signed by Tenant confining and containing such factual certifications and representations as to this Lease as Landlord may reasonably request.

(f)Notices. Any notice or other communication required or permitted hereby shall be sent electronically or in writing and the same shall be deemed given upon delivery thereof in person, one business day after such notice is deposited with an overnight delivery service such as Federal Express or Airborne or three (3) days after such notice is deposited with the United States Postal Service, certified mail, return receipt requested, postage prepaid and addressed as follows:

If to Landlord:	Paradigm Realty Advisors, L.L.C., Agent for Eagle I Investments, L.L.C.

4500 S. Garnett, Ste. 220

Tulsa, Oklahoma 74146

Cheryl@paradigmtulsa.com

If to Tenant:ClearSign Combustion Corporation 12870 Interurban Avenue South Seattle, WA 98168 Jim.harmon@clearsign.com

From time to time , either party may designate another address for all purposes of this Lease by giving to the other patty not less than five (5) days advance written notice of such change of address in accordance with the provisions hereof. The failure or refusal of a patty to accept receipt of a notice hereunder shall in no manner invalidate the notice.

(g)Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)Amendments; and Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant.  No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.  This Lease is for the sole benefit of Landlord and Tenant, and,other than Landlord's Mortgagee, no third patty shall be deemed a third party beneficiary hereof.

(i)Quiet Enjoyment. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, Tenant's possession of the Premises will not be disturbed for the Term, by Landlord or any party claiming by, through, or under Landlord, subject to the terms and conditions of this Lease.

U) Joint and Several  Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor  be released from its guaranty for any reason whatsoever.

(k)Captions. The captions contained in this Lease are for convenience of reference only, and do not limit or enlarge the terms and conditions of this Lease.

(I)No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the  leasehold Premises or any interest in such fee estate.

(m) No Offer.  The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(n)

by this reference.

Exbibits. All exhibits and attachments attached hereto are incorporated herein

Exhibit "A" - Outline of Premises

Exhibit "B" - Building Rules and Regulations Exh ibit "C" - Workletter

(o)Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any Exhibits or amendments hereto.

(p)	Time of the Essence. Time is of the essence of each and every provision of this

Lease.

(q)No Recordation. Tenant's recordation of this Lease or any memorandum or sho1t form of it will be void and in default under this Lease.

(r)No Waiver. The waiver by Landlord of any agreement, condition or provision contained in this Lease will not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision contained in this Lease nor will any custom or practice that may arise between the  parties in the administration of the terms of this Lease be construed to waive or to lessen the right of Landlord  to  insist upon the performance by Tenant  in strict accordance with  the terms of this Lease. The subsequent acceptance of Rent by Landlord will not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time or the acceptance of such Rent.

(s)Waiver of Jury Trial'. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counter-claim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any other claims (except claims for personal injury or property damage), and any emergency statut01y or other statutory remedy.

(t)Notice of Landlord's Default. In the event of any alleged default and the obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have thirty (30) days following receipt of such notice to cure such alleged default, or, in the event the alleged default cannot reasonably be cured within such thirty (30) day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the Building or Project of which Tenant has been notified in writing, and any such holder shall also have the same time periods to cure such alleged default.

(u)Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of the board of director s, pa1tners, members or managers, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that affect.

(v)Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Oklahoma.

(w)No Easements for Light or Air. Any diminution or shutting off of light, air, or view by any structure that may be erected on lands adjacent to the Project will in no way affect this Lease or impose any liability on Landlord.

(x)	Financial Reports. This section intentionally omitted.

27.DISCLAIMER. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF, DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

28.RENT TAX. If now or hereafter applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar Taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

29.CONFIDENTIALITY. Tenant agrees that the terms of this Lease shall be confidential and shall not be disclosed  to third  parties except to the extent reasonably  necessary for  business  purposes of Tenant or to comply with the rules and regulations of the Securities & Exchange Commission or as may be required by a court of competent jurisdiction.

30.	.SPECIAL PROVISIONS.

A.	When premises are ready, Tenant shall be permitted to move-in early, at no additional cost.

B.	Right of First Refusal: Provided that this Lease is then in full force and effect, and provided further that Tenant is not then in default, if Landlord receives a bona fide offer to lease all or a po1tion of the adjacent 2'"[1] floor space which is approximately 2,911 rentable square feet (the "Refusal Space") to a 3rd party, Landlord shall give written notice (the "Refusal Space notice") of such intention. During the 5 business day period commencing on the date Tenant receives the Refusal Space Notice from Landlord, Tenant shall have the option (the "Refusal Space Option") to lease the Refusal Space from Landlord at Tenant's then current rental rate and terms and conditions of the Lease except for the Tenant Improvement Allowance which will be prorated to reflect the remaining balance of the initial Term, by giving to Landlord written notice (the "Exercise Notice") of Tenant's exercise of the Refusal Space Option. If Tenant fails to give the Exercise Notice to Landlord within said 5 business day period, time being of the essence, or if Tenant fails for any reason to duly execute and deliver to Landlord a lease amendment with respect to the Refusal Space, within 10 days after Landlord provides same to Tenant for execution, the Refusal Space Option shall be deemed revoked and of no further force and effect and Landlord may thereafter proceed with the leasing of the Refusal Space to such 3"[1] party tenant. This Right of First Refusal shall be an ongoing right.

C.	Renewal Option: Provided that this Lease is then in full force and effect, and provided further that Tenant is not then in default, Tenant is hereby granted one (1) three (3) year option to extend the Term of the Lease (without any further right to renew.) The option shall be exercised by Tenant delivering to Land lord, not later than 6 months prior to the date which the term hereof would otherwise expire, written notice of its election to extend the Term of the Lease.

The Basic Rent shall be the prevailing market rental rate for comparable office space in suburban Tulsa. In the event Tenant fails to timely exercise its renewal options or is in default under the Lease then such option shall be deemed void and of no further force and effect.

LAND I.ORD:Paradigm Realty Advisors, L.L.C., Agent for Eagle I

Investments, L.L.C.

TENANT:ClearSign Combustion Corporation

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EXHIBIT "B"

BUILDING RULES AND REGULATIONS

I.	No tenant shall sell or permit the sale, of newspapers, magazines, periodicals, theater tickets, or the like, in or from any portion of the Building; nor shall any tenant carry on or permit or allow any employee or other person to cany on the business of stenography, word processing or any similar business in or from any portion of the Building for the service or accommodation of the occupants of any other portion of the Building, or any business other than that specifically provided for in Tenant's lease.

2.The lobby areas, sidewalks, alleys, entries, passages, corridors, elevators and staircases shall not be obstructed or used by any Tenant or the servants, agents or visitors of any tenant for any other purpose than ingress and egress to and from the respective offices.

3.	The sashes, windows and any lights that reflect or admit light into the Building, shall not be covered or obstructed, nor shall window covering or window reflective film be removed, nor shall anything be placed upon or hung from the windowsills by tenants. The water and wash closets and urinals shall not be used for any other purpose than the purpose for which they were respectively constructed, and the expense of any breakage, stoppage, or damage resulting from a violation of this rule shall be borne by the tenant or tenants who, or whose clerks, agents, guests, contractors, servants or licensees shall have caused it. No tenant shall mark, paint, drill into or in any way deface the walls, ceilings, partitions, floors, wood, stone or iron work, or make or permit any improper noises in the Building.

4.	No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside or ins ide of the Building, except on the directories and signage of such size, color and style as the Landlord shall determine. Landlord shall provide one building standard suite plaque and one building directory listing free of charge to the Tenant. All changes to the initial suite plaque or building directory shall be expensed to the Tenant.

5.	Only those workmen approved by the Landlord shall be employed by tenants for carpentry, repairs, painting, lettering, interior moving and other similar work that may be done on the Premises. Any work by any tenant in the Building shall be first approved by Landlord, who may grant or withhold approval, in its sole discretion.

6.	No tenant shall do or permit anything to be done on the Building, or bring in anything which shall in any way increase the rate of fire insurance on the Building, or on the property kept in the Building; or obstruct, or interfere with the rights of other Tenants, or in any way injure or annoy them or those having business with them; or conflict with the regulation s of the City of Tulsa Fire Department or the fire laws, or with any insurance policy upon the Building or any part of it or with any rules or ordinances established by the Tulsa City/County Board of Health or other governmental authority. No tenant shall use any other method of heating than that supplied by the Landlord. This specifically prohibits the use of space heaters.

7.Outside of normal business hours, only persons authorized by the Landlord sha ll be permitted to enter the Building for the purpose of cleaning and keeping the same in order.

8.	Movement in or out of the Building of furniture or equipment, or dispatch or receipt by tenants of any bulky material, merchandise or equipment which requires use of elevators or stairways, or movement through the Building entrances, lobby or loading areas shall be restricted to such hours as Landlord shall designate and shall not be undertaken without Landlord's prior consent. Each tenant assumes all risks as to the damage to articles moved and injury to persons and property resulting from such movements. Landlord shall have the right to prescribe the weight and position of safes, concentrations of file cabinets, and other heavy equipment, property or installations, in order to distribute weight in the Building. All damage done to the Building by taking in or putting out any prope1ty of a tenant, or done by tenants property shall be paid for by tenant and no person shall be employed by any tenant to move any property in or out of Building except those persons approved by the Landlord. Normally elevators can be used for moving purposes outside of the high use times of 7:30 a.m.-8:30 a.m., ll:00 a.m.- 1:00 p.m. and 4:30 p.m. -5:00 p.m.

9.	No tenant shall cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in its premises and in the Building.

10.	Nothing shall be thrown by any tenant, its guests, invitees, contractors, agents, employees, or licensees out of the windows or doors, or down the passages of the Building.

11.	No animals shall be brought or kept in or about the Building except trained service dogs.

12.The Landlord shall have the right to prohibit any advertising by any tenant, which, in its opinion tends to impair the reputation of the Building or its desirability as a Building for offices for financial, insurance and other institutions and businesses of like nature; and, upon written notice from the Landlord, tenants shall refrain from or discontinue such advertising.

13.Each tenant shall promptly and at its expense execute and comply with all laws, rules, orders, ordinances and regulations of the City, County, State or Federal governments, and of any depa1tment or bureau of any of them, and of any other government authority having jurisdiction over, affecting the tenant's occupancy of, or the tenant's business conducted in the Building.

14.	No additional locks or bolts of any kind shall be placed upon any of the doors of the Building and no lock on any door shall be changed or altered in any respect without Landlord's approval. Security access cards for the Premises shall be procured only from the Landlord, which may make a reasonable charge for the service. Upon termination of the Lease, all keys and access cards of the Premises shall be delivered to the Landlord as soon as practical.

15.	All entrance doors in the Premises shall be left locked when the Premises are not in use; that is, outside normal building hours. Enhance doors shall not be left open at any time.

16.The Building is maintained as a tobacco-free environment and the use of any tobacco product is prohibited except in outside designated areas.

17.	No weapons shall be brought or kept in or about the building .

18.If blockage to plumbing and resultant damages can be attributed to an individual tenant, then that tenant will be billed for associated repairs and clean up. If the reason for the blockage cannot be determined, the repair costs will be expensed to the building. Solids, including coffee grounds, are not to be discarded down the building plumbing system.

19.	Unless otherwise addressed in a lease, all improvements within a suite at initial occupancy belong to the Landlord. This includes appliances. The Landlord will repair or replace appliances for the first twelve months of the term. Thereafter, appliances must be serviced, repaired or replaced, if desired, by the Tenant. If appliances are replaced by the Tenant, they become property of the Tenant. In general, if the· improvement was funded by the Landlord it belongs to the building. Conversely, any improvement made by the tenant belongs to the tenant. All improvements made by tenant must be removed upon termination of the lease.

20.	During the winter months, the Landlord cleans and treats sidewalks as needed. Parking lots will generally be plowed when 3" or more of snow falls in the Tulsa metro area.

21.The building has three classifications for motor vehicle parking.   Handicap spaces are reserved for vehicles with the associated decal visibly presented. Violators may be removed at their own expense. A portion of the spaces are designated for VISITORS. These spots are made available for the convenience of those visiting building tenants. Recurring use of these spaces by tenants and their employees could result in a fine. All remaining parking is open on a first come/first serve basis and designed for the use of tenants and their employees.

22.	The building is consistently maintained to the standards of the Tulsa Fire Code for office buildings. A recertification occurs annually and more frequently when circumstances such as code changes and remodeling dictate. Tenant is responsible for any training it considers necessary for the safety and benefit of its employees. Landlord will participate in Tenant's reasonable endeavors to educate and train its employees in emergency procedures.

EXHIBIT "C"

WORKLETTER

Landlord, at its sole cost and expense and at least two (2) weeks prior to Tenant occupancy, will recarpet and repaint using building standard finishes that Tenant will choose. In order to meet occupancy date of September 1si, Landlord must receive color selections (paint, carpet)

no later than July 8th.